SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-69e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                        TECHNITROL, INC.
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)  Total fee paid:
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[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      --------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------

      3)  Filing Party:

      --------------------------------------------------------------------

      4)  Date Filed:

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
                               TECHNITROL, INC.

                           ------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 20, 1998

                           ------------------------

     The Annual Meeting of the Shareholders of Technitrol, Inc. (hereinafter called the "Company"), will be held in the Meade Room, The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Wednesday, May 20, 1998, at 5:00 P.M., Eastern Daylight Saving Time, for the following purposes:

     1) to nominate and elect three directors for a term of three years and until their successors are elected and qualified;
     2)   to approve the Technitrol, Inc. Board of Directors Stock Plan;
     3) to consider and act upon the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1998; and
     4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 6, 1998, will be entitled to vote at the meeting.


                                            By Order of the Board of Directors


                                                                 Drew A. Moyer
                                                                     Secretary

Philadelphia, Pennsylvania
March 27, 1998


    SHAREHOLDERS ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY
                      PROMPTLY IN THE ENVELOPE PROVIDED

                               TECHNITROL, INC.
                            1210 Northbrook Drive
                                  Suite 385
                              Trevose, PA  19053

                           -----------------------

                               PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 1998

                           -----------------------

                                 INTRODUCTION

                           -----------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technitrol, Inc. (hereinafter called the "Company") to be used in voting at the Annual Meeting of the Shareholders of the Company to be held in the Meade Room, The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Wednesday, May 20, 1998, at 5:00 P.M., Eastern Daylight Saving Time, or at any adjournment or adjournments thereof. This Proxy Statement, the proxy and a copy of the Annual Report, including Consolidated Balance Sheets for the years ended December 31, 1997 and 1996 and Consolidated Statements of Earnings and Cash Flows for the Company for the years ended December 31, 1997, 1996 and 1995, have been mailed on or before March 27, 1998, to each shareholder of record at the close of business on March 6, 1998. The Company's telephone number is 215-355-2900.

     You are requested to mark, sign and complete the accompanying proxy and return it in the envelope provided.

     Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of the shareholders. If no direction is made, the shares represented by proxies will be voted FOR the election of all nominees and FOR each other proposal described in the attached Notice of Annual Meeting of Shareholders. The persons designated as proxies shall have the discretionary authority to vote cumulatively for the election of Directors and distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying proxy) to assure the election of the nominees of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should the person so desire and, as provided by the laws of Pennsylvania, one may revoke the proxy by giving notice to the Secretary of the Company in writing prior to the vote to be taken at the meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone, facsimile or telegraph.

     Each holder of Common Stock of record at the close of business on March 6, 1998, is entitled to one vote per share so held on all matters that come before the Annual Meeting except in the election of Directors, which shall be by cumulative voting. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the election of Directors, if a shareholder entitled to vote wishes to exercise cumu-lative voting rights, he shall so indicate his intention to the Chairman of the Annual Meeting prior to voting, multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the election and cast the whole number of such votes among one or more candidates in such proportion as he desires. The candidates receiving the highest number of votes, up to the number of Directors to be elected in the election, shall then be elected. All other matters expected to be brought before the Annual Meeting require the affirmative vote of the holders of a majority of the Company's common stock present in person or represented by proxy at the Annual Meeting for approval.

     Shares which are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes. For voting purposes, only shares voted for the election of Directors or the adoption of a proposal, and neither abstentions nor broker non-votes (i.e., proxies from brokers or nominees indicating that such persons do not have discretionary authority to vote shares with respect to the matter), will be counted as voting in favor in determining whether a Director is elected or a proposal is approved. As a consequence, abstentions and broker non-votes will have no effect on the outcome of the vote for the election of Directors, but will have the same effect as votes against the adoption of all other proposals.

     At the close of business on March 6, 1998, there were outstanding and entitled to vote at the Annual Meeting 16,135,074 shares of Common Stock, the only class of stock outstanding and entitled to vote at the Annual Meeting.

Proposal No. 1 - Election of Directors

     The Board of Directors is divided into three classes. The Directors in Class I, Messrs. Thomas J. Flakoll, J. Barton Harrison and Graham Humes, are presently serving terms expiring in 1999. The Directors in Class II, Messrs. John E. Burrows and James M. Papada, III, are presently serving terms expiring in 2000. Messrs. Stanley E. Basara, Roy E. Hock and Edward M. Mazze, currently Class III Directors, are the Board of Directors' nominees for election at this meeting and will, if elected, serve terms expiring in 2001. These nominees were recommended to the Board of Directors by the Nominating Committee on January 28, 1998.

     Votes pursuant to the accompanying proxy will be cast equally, unless otherwise indicated on the proxy, for the election of Messrs. Basara, Hock and Mazze, provided that, as set forth above, the persons designated as proxies shall have the discretionary authority to cumulate their votes. However, each shareholder is allowed to vote his shares cumulatively in the manner previously described and may indicate such intention on the enclosed proxy. The three nominees are presently Directors of the Company. It is not contemplated that Messrs. Basara, Hock or Mazze will be unable or unwilling to serve as Director, but if that should occur, the Board of Directors reserves the right to nominate another person in place of any one.

SECURITY OWNERSHIP OF CERTAIN PRINCIPAL OWNERS AND MANAGEMENT

Principal Owners

     The following table sets forth as of December 31, 1997, the beneficial ownership of those persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, the only class authorized:

Name and Address of           Amount and Nature of       Percent
Beneficial Owner              Beneficial Ownership      of Class
---------------------------------------------------------------------------
Virginia Frese Palmer             1,942,600(1)           12.04%
Palmer Family Trusts                Indirect
7147 Sabino Vista Circle
Tucson, AZ 85750


---------------
(1) 1,746,380 of these shares are held in the Palmer Family Trust - Survivor's Share and 196,220 of these shares are held in the Palmer Family Trust - Residuary Trust Share. The co-trustees of these two trusts are Virginia Frese Palmer, widow of Gordon Palmer, Jr., one of the founders of the Company who died on March 30, 1997, and J. Barton Harrison, a Director of the Company. Mr. Harrison disclaims any beneficial interest in these shares.


Management

     The following table sets forth as of March 6, 1998, the beneficial ownership of the Company's Common Stock by the five most highly compensated officers, all Directors and nominees, and the Directors and officers of the Company as a group:

                                    Amount of                 Percent
Name                          Beneficial Ownership           of Class
------------------------------------------------------------------------------

Stanley E. Basara .........        4,400 Direct(1)                 *
John E. Burrows, Jr. ......        2,540 Direct(1)                 *
Thomas J. Flakoll .........      106,574 Direct(1)                 *
J. Barton Harrison ........    2,061,930 Direct(2)             12.78
Roy E. Hock ...............      191,012 Direct(1)              1.18
Graham Humes ..............       88,400 Direct(3)                 *
John L. Kowalski ..........       23,413 Direct(1)                 *
Edward M. Mazze ...........        4,100 Direct(1)                 *
Drew A. Moyer .............        4,128 Direct(1)                 *
James M. Papada, III ......       10,900 Direct(1)                 *
James J. Rafferty, Jr. ....      111,960 Direct(4)                 *
Albert Thorp, III .........        6,084 Direct(1)                 *
Directors and officers as
 a group (13 people) ......    2,615,641                       16.21

*   Less than one percent (1%).
(1) Shares are directly owned by the named officer or Director.
(2) Includes 119,330 shares directly owned by Mr. Harrison and 1,942,600 shares held in two trusts. See "Principal Owners" on page two of this Proxy Statement.
(3) Includes 65,000 shares directly owned by Mr. Humes, 7,400 shares owned by Mr. Humes' spouse, and 16,000 shares owned by a trust for which Mr. Humes' spouse is co-trustee. Mr. Humes disclaims any beneficial interest in the shares owned by his spouse or those shares owned by a trust for which his spouse is co-trustee.
(4) Includes 77,560 shares directly owned by Mr. Rafferty and 34,400 shares held by Mr. Rafferty's spouse, for which Mr. Rafferty disclaims any beneficial interest.

                       DIRECTORS AND EXECUTIVE OFFICERS

Identification and Business Experience

     The following table sets forth certain information with regard to each person nominated for election or reelection to the Board (Messrs. Basara, Hock and Mazze), each Director whose term will continue after the Annual Meeting (Messrs. Burrows, Flakoll, Harrison, Humes, and Papada) and the executive officers of the Company. The executive officers of the Company are appointed to their respective offices annually.

Name                    Age  Position
------------------------------------------------------------------------------
Stanley E. Basara       64   Director
John E. Burrows, Jr.    50   Director
Thomas J. Flakoll       53   Director, Chief Executive Officer and President
J. Barton Harrison      68   Director
Roy E. Hock             68   Director
Graham Humes            65   Director
John L. Kowalski        54   Vice President
Dieter D. Littles       40   Treasurer
Edward M. Mazze         57   Director
Drew A. Moyer           33   Corporate Controller and Secretary
James M. Papada, III    49   Chairman of the Board
James J. Rafferty, Jr.  60   Vice President
Albert Thorp, III       43   Vice President - Finance and Chief Financial
                               Officer

There are no family relationships between any officers and/or Directors nor are there any arrangements or understandings among any officers and/or Directors and any other person(s) pursuant to which any such officer and/or Director was or is to be selected as such.

     Stanley E. Basara is Director of Operations of Panasonic Broadcasting Systems Company, where he was President and Chief Operating Officer from 1987 to 1995. Mr. Basara was elected a Director of the Company in September 1993.

     John E. Burrows, Jr. is President and Chief Executive Officer of SPI Polyols, a global producer of specialty chemicals for the food, pharmaceutical and personal care industries. Prior to joining SPI Polyols, he was Vice President-North America of Quaker Chemical Corporation and, prior to joining Quaker Chemical Corporation in 1990, he was Division Manager for Marine Colloids of FMC Corporation. Mr. Burrows was elected a Director of the Company in May 1994.

     Thomas J. Flakoll was elected Chief Executive Officer of the Company in October 1995 and has served as President since March 1994. He served as Vice President from March 1985 until March 1994, and was General Manager of the Components Division from May 1980 until April 1990. Mr. Flakoll has been a Director of the Company since 1984.

     J. Barton Harrison served as Secretary of the Company from February 1983 to May 1995 and from 1975 to 1977. He is a retired attorney and a Director of Steel Plant Equipment Corporation. Mr. Harrison has been a Director of the Company since 1966.

     Roy E. Hock was elected Chairman and Chief Executive Officer of the Company in 1976 and served in those positions until his retirement in December 1995. He has been a Director of the Company since 1967.

     Graham Humes is a principal of Compass Capital Partners, Ltd. He was General Director (CEO) of CARESBAC-St. Petersburg, in St. Petersburg, Russian Federation, from June 1993 to May 1995. He was Senior Vice President and a Director of Legg Mason Wood Walker, Inc. from March 1987 through June 1993. He is a Director of Brunschwig & Fils, Inc., Baltic Cranberry Corporation, St. Petersburg, Russia and ChemPak S.A. de D.C., Monterrey, Mexico. Mr. Humes became a Director of the Company in February 1987.

     John L. Kowalski was elected Vice President of the Company in September 1995. He is President of the Company's Electronic Components Segment and also holds the position of President of Pulse. Mr. Kowalski was President of the Company's Fil-Mag Group from January 1994 through its consolidation into Pulse in 1995, and he was General Manager of the Company's Components Division from April 1990 to October 1995. Prior to joining the Company, he held various management positions at Honeywell, General Electric and Varian.

     Dieter D. Littles joined Technitrol in January 1997 and became Treasurer in March 1997. Prior to joining the Company he was a financial consultant to firms in the mid-Atlantic area. Mr. Littles was Director of Cash Management and Treasury at the Franklin Mint in 1995, and held various positions involving risk management and international cash management at Scott Paper from 1989 to 1994.

     Dr. Edward M. Mazze was appointed Dean, The Belk College of Business Administration, The University of North Carolina at Charlotte and Professor of Marketing in July 1993. Prior to that, he was Professor of Marketing and International Business at Temple University and was formerly the Dean of the School of Business and Management at Temple. Dr. Mazze also serves as a management and marketing consultant. He is an honorary Trustee of Delaware Valley College of Science and Agriculture and serves on the Advisory Boards of Piedmont Venture Partners, Limited Partners and Remington Capital Partners, LLC. Dr. Mazze was elected a Director of the Company in November 1985.

     Drew A. Moyer joined the Company in October 1989 and was elected Corporate Controller in May 1995 and Secretary in November 1996. Prior to his election as Corporate Controller, he served as the Company's Corporate Accountant and Internal Auditor. Mr. Moyer was previously employed by Ernst & Young LLP and is a Certified Public Accountant.

     James M. Papada, III, Chairman of the Board, has been a partner in the law firm of Stradley Ronon Stevens & Young LLP since 1987, which firm is counsel to the Company. He was President and Chief Operating Officer of Hordis Brothers, Inc., a glass fabricator, from 1983 until 1987 and was a partner at Stradley Ronon Stevens & Young LLP prior to joining Hordis Brothers, Inc. Mr. Papada is also a Director of Para-Chem Southern, Inc., CTA Incorporated, and Glasstech, Inc. He has been a Director of the Company since 1983 and has served as Chairman of the Board since January 1, 1996.

     James J. Rafferty, Jr. has held the office of President of Advanced Metallurgy from 1976 through 1985 and from July 1987 to the present time. He was appointed Vice President of Technitrol in 1984, President in 1985, and Vice President in 1987. Mr. Rafferty was a Director of the Company from 1984 until 1997 and is President of the Metallurgical Components Segment.

     Albert Thorp, III was elected Vice President of Finance and Chief Financial Officer in May 1995. Mr. Thorp joined the Company in August 1989 and was elected Corporate Controller in September 1989. He held the additional position of Treasurer from May 1995 until March 1997. Mr. Thorp is a Certified Public Accountant.

Committees

     The Board of Directors of the Company has an Audit Committee, an Executive Compensation Committee and a Nominating Committee, the members of which are non-employee Directors. The current members of such Committees are:
Audit - Messrs. Hock, Humes, and Mazze; Executive Compensation - Messrs. Basara, Burrows, and Harrison; Nominating - Messrs. Basara, Burrows, and Mazze. During the year ended December 31, 1997, the Board held six regular and two special meetings. The Board also met informally via telephone conference on three additional occasions. No Director attended fewer than 75% of the aggregate of Board meetings and Committee meetings of which such Director was a member.

     The function of the Executive Compensation Committee is to review and recommend to the Board the broad plan of key executive compensation, and implementation thereof, to review the performance and corporate objectives of the Chief Executive Officer, to review the Company's pension plan and investment performance thereof and to undertake special assignments as made by the Board. During the year ended December 31, 1997, the Executive Compensation Committee held four meetings.

     The main function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices, including recommendation of the firm to be employed as independent auditors; consultation with the independent auditor regarding the plan, scope and cost of the audit and non-audit functions, if any; consultation and review with the independent auditor of its report (including accounting practices and principles, adjustments and required disclosure) and management letter; periodic consultation (outside of management's presence) with the independent auditor regarding the adequacy of internal controls; review of internal audit reports and the adequacy of the internal audit plan and review of the total insurance program for adequacy. No member of management may be on the Audit Committee. During the year ended December 31, 1997, the Audit Committee held four meetings.

     The Nominating Committee met twice in 1997 with all members in attendance. The Nominating Committee has the responsibility of establishing the criteria for selecting new directors to fill vacancies on the Board, of identifying potential candidates to fill director positions when they are available, of evaluating the qualifications of candidates, and of making recommendations to the Board. The Committee also recommends a slate of directors for election by the shareholders at the Annual Meeting. The Committee will not consider nominees recommended by shareholders; however, shareholders may nominate persons to serve as Directors at the Annual Meeting. The Committee, together with the Board, is responsible for evaluating Board performance.

           INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

     The following table sets forth information about the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services in all capacities of the Company and its subsidiaries.


                                                    SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                         Annual                  Long-Term Compensation             All Other
                                                    Compensation (1)          Restricted Stock Plan Awards      Compensation (3)
                                              -----------------------------   ----------------------------    --------------------
                                               Fiscal
Name and Principal Position                     Year     Salary     Bonus       Shares (2)        Value
----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Flakoll, Chief Executive              1997    $290,100  $190,000         1,850         $66,716            $ 2,896
Officer and President                           1996     243,100   140,000         2,000          44,250             12,286
                                                1995     190,000   100,000         3,380          44,151             49,782
----------------------------------------------------------------------------------------------------------------------------------
John L. Kowalski,                               1997     218,000   131,000         1,230          44,357              6,460
Vice President                                  1996     196,900   111,000         1,660          36,728             37,403
                                                1995     155,000    90,000         2,760          36,053              2,970
----------------------------------------------------------------------------------------------------------------------------------
James J. Rafferty, Jr.,                         1997     210,000   122,000         1,190          42,914              2,479
Vice President                                  1996     164,500    76,000         1,220          26,993             11,888
                                                1995     161,000    42,000         1,660          21,684             34,913
----------------------------------------------------------------------------------------------------------------------------------
Albert Thorp, III,                              1997     140,000    60,000           600          21,638             12,433
Vice President                                  1996     120,000    50,000           730          16,151              7,291
                                                1995      92,300    40,000         1,200          15,675              2,153
----------------------------------------------------------------------------------------------------------------------------------
Drew A. Moyer,                                  1997     105,000    45,000           450         16,228               4,553
Corporate Controller & Secretary                1996      85,000    34,000           500         11,063               1,483
                                                1995      59,900    22,500           600          7,838               1,112
----------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) None of the five officers received other annual compensation from the Company exceeding the lesser of $50,000 or 10% of salary and bonus during the years 1995, 1996 and 1997.

(2) At December 31, 1997, the aggregate shares held under the Restricted Stock Plans and value thereof was as follows:

                                               Shares     Value
                                              -------  --------
          Mr. Flakoll ......................   15,880   $476,400
          Mr. Kowalski .....................   18,060    541,800
          Mr. Rafferty .....................   17,760    532,800
          Mr. Thorp ........................    4,830    144,900
          Mr. Moyer ........................    2,400     72,000

(3) Dividends are paid on shares held under the Restricted Stock Plans at the same rate paid to all shareholders. Amounts include cash received upon vesting of Restricted Stock Plan awards previously granted, the Company's contribution under 401(k) Retirement Savings Plans, and term life insurance premiums paid. For the year 1997, the aggregate sums reported above are specifically identified as follows:

                        Cash under
                  Restricted Stock Plans   401 (k) Plan     Term Life Insurance
                  ----------------------   ------------    -------------------
    Mr. Flakoll           $   --              $2,416               $480
    Mr. Kowalski              --               6,400                 60
    Mr. Rafferty              --               2,159                320
    Mr. Thorp              9,860               1,933                640
    Mr. Moyer              2,465               1,448                640

Retirement Plan

     The Company maintains a defined benefit pension plan which provides retirement benefits to employees of the Company and its subsidiaries who are not covered by an alternative defined contribution plan maintained by a subsidiary or a collectively bargained agreement providing retirement benefits from other plans. Generally, the Company makes contributions annually to the plan based upon the annual salary (excluding bonuses) of each participant and certain actuarial calculations. The following table sets forth as to the Company's defined benefit pension plan the approximate annual benefits payable upon retirement to persons with specified final average salaries and years of credited service classification. Such benefits are not subject to any reduction for Social Security. The information assumes that the person retires at age 65 or older and selects a single life annuity payment:

                                Years of Credited Service
                           -----------------------------------------
    Final Average Salary   10 Years   20 Years  30 Years   40 Years
    --------------------   --------   --------  --------   --------
    $ 50,000                $ 5,900    $11,800   $17,700    $17,700
     100,000                 13,600     27,200    40,800     40,800
     150,000                 21,300     42,600    63,900     63,900

     The participating officers named above and their respective years of credited service are as follows:

             Officers      Years of Credited Service
          ---------------  -------------------------
          Mr. Flakoll                  17
          Mr. Rafferty                 22
          Mr. Thorp                     8
          Mr. Moyer                     8

Their annual salaries covered by the plan during the year ended December 31, 1997, did not exceed $160,000 each, the maximum allowable amount for qualified pension plans in 1997.

     Under federal law, an employee's benefits under a qualified pension plan, such as the Company's pension plan outlined above, are limited to certain maximum amounts. Effective January 1, 1994, the Company adopted a supplemental retirement plan which supplements, on an unfunded basis, the benefits of any participant in the qualified pension plan in an amount by which any participant's benefits are limited by law. The amount of the annual salaries of Messrs. Flakoll and Rafferty covered by this supplemental plan during the year ended December 31, 1997, were $130,000 and $50,000, respectively.

Restricted Stock

     In 1981, the Board of Directors and the Shareholders of the Company approved the adoption of an Incentive Compensation Plan. The plan provides that the Committee administering the plan (the "Committee") has the authority and flexibility to develop and implement forms of incentive compensation for executive employees and key employees of each of the operating divisions and subsidiaries of the Company.

     In 1984, the Board of Directors adopted a restricted stock plan ("Restricted Plan II" or "Plan II") under the Incentive Compensation Plan. A previously-adopted restricted stock plan ("Restricted Plan I") is no longer used by the Company. Restricted Plan II is designed to enable the Company to obtain and retain the services of qualified employees, and to reward and motivate them, by providing them with the opportunity to acquire shares of the Company's Common Stock. Under Plan II, shares of restricted stock may be awarded not only to executive employees, but also to employees of each of the operating divisions and subsidiaries of the Company.

     Under Plan II, shares of Common Stock may be awarded to eligible employees, from time to time, at no cost to such employees. The shares may not be sold, pledged or otherwise disposed of until the restricted period set forth in Plan II has ended. During the restricted period (five years), the shares remain physically in the possession of the Company. If the employee resigns or has employment terminated by the Company for cause prior to the end of the restricted period, the shares are returned to the Company. Upon death, total disability or retirement on the normal retirement date prior to the expiration of the restricted period, the restrictions will be released. If an employee elects early retirement or had employment terminated other than for cause, the employee shall be entitled to pro rata vesting, and the Committee has the power to adjust the effective award.

     Upon vesting of the shares awarded under Restricted Plan II, the eligible employee receives as additional compensation, an amount of cash equal to the lesser of (1) the amount (calculated at the highest individual Federal income tax rate, including surcharge) necessary to pay Federal income taxes on such shares and additional cash compensation, or (2) 165% of the market value of the shares as of the date of the initial award by the Committee, all calculated on the number of shares for which the applicable restricted period has ended.

     During 1997, the Committee issued an aggregate amount of 6,840 shares of the Company's Common Stock to six officers of the Company under Plan II. During the year ended December 31, 1997, the Company expensed $912,000 in the aggregate for all participants under the Plan.

     The shareholders of the Company have previously authorized 1,200,000 shares for use under the Incentive Compensation Plan and the Restricted Plan described herein. As of December 31, 1997, 326,675 shares remain available for future grant.

Compensation of Directors

     Non-employee Directors are paid an annual retainer of $16,000 (except for Committee Chairmen who are paid $18,000) plus $2,000 for each Board Meeting attended and $750 for each Committee meeting attended. Non-employee Directors are also paid a daily attendance fee of $2,000 for attendance at the Spring management meetings of the Company. Under a Deferred Compensation Plan for non-employee Directors, all or part of the annual fees may be deferred at the election of the Directors. The Chairman of the Board is paid an additional annual retainer of $100,000.
     Upon approval of the Board of Directors Stock Plan as described in Proposal No. 2, non-employee Directors will receive Company stock in May of each year with a market value at that time of $15,000 in 1998, $20,000 in 1999 and $25,000 in 2000 and thereafter. The compensation program for non-employee Directors, including the proposed stock grants as more fully described in Proposal No. 2, is based on an extensive review of the Company's Director compensation program and is designed to ensure that the Director compensation program will be competitive, highly performance oriented and linked more closely to the interests of the Company's shareholders. Stock grants received by non-employee Directors are taxable when received.
     Stradley Ronon Stevens & Young LLP, of which Mr. Papada is a partner, has acted as general counsel to the Company since 1966. The total fees paid to Stradley Ronon Stevens and Young LLP during 1997 were approximately $615,000. This amount represents less than two percent of the gross revenues of that firm. In 1998, the Company plans to retain this firm for similar services.
The transactions with Stradley Ronon Stevens & Young LLP were entered into by the Company at arm's length in the ordinary course of business and on terms and conditions that the Company believes to be fair and reasonable.

Board Stock Ownership

     In 1996, the Board of Directors of the Company adopted a number of policies and procedures aimed at strengthening the independence of the Board and improving its ability to maximize the Company's value to its shareholders. The policies adopted by the Board include (1) the establishment of a Board comprised exclusively of outside Directors, except for the Chief Executive Officer of the Company and (2) the requirement that all Directors invest a substantial portion of their Director fees in the Company's Common Stock until the market value of the Director's personal investment has reached $100,000, as such amount is determined to represent a sufficient interest in the Company.
To achieve this goal, a Director is required to invest an amount equal to at least one year's total gross Director's fees (retainer and all attendance fees) in the Company's common stock every three years until the $100,000 obligation is satisfied. When a Director's personal investment reaches $100,000, the policy does not require any further investment in the Company. However, Directors are encouraged to acquire additional shares of the Company's Common Stock from time to time as their personal financial position allows. Shares issued under the proposed Board of Directors Stock Plan described in Proposal No. 2 below will not count in determining whether a Director has met his/her ownership obligation as described above.


                       REPORT OF COMPENSATION COMMITTEE
                      ON EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three outside Directors. Upon recommendation by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

     Compensation Philosophy: The purpose of the Company's executive compensation program is to help the Company achieve its mission and goals by attracting, motivating, and retaining key executives of high caliber and good potential. Pay opportunities will be competitive for average performance, and above-average pay will be provided for superior performance. Variable components of pay will be a significant element of compensation and will be variable on the basis of performance. They are not to be considered entitlements.

     Components of Compensation: The executive compensation program consists of base salary, discretionary cash bonuses and awards under Restricted Plan II. Base salary and potential bonus ranges are established annually following comparison of the Company and each of its operating units with surveys of other manufacturing companies of similar size and complexity. The Committee relies principally on compensation data accumulated and published by Watson Wyatt Worldwide, a firm of compensation specialists. In order to achieve some balance between short-term and long-term business objectives of the Company, the cash bonus is weighted two-thirds by performance criteria relating to the current business year and one-third by criteria relating to future business considerations. The weighting for stock awards is reversed with the emphasis on longer term business development and strategic plans.

Administration in 1997:

     Salaries. In determining 1997 executive officer salaries, the Committee began by considering the previously established salary ranges for each position and each officer's relationship to the mid-point of his range in light of that person's tenure with the Company and years in the current position. Next, it noted the performance of each Segment against its sales, operating profit and return on employed capital projections and the personal performance of each Segment's senior executive relative to stated goals and challenges which arose during the year. Finally, the Committee noted the Company's strong operating performance in 1996 with net earnings increasing 118.7%, net earnings per share increasing 76.4%, return on shareholder's equity increasing to 24.1% and the fact that the Company completed another significant acquisition (Doduco GmbH) in late 1996. The Committee also noted that the 1996 total return (with reinvestment of cash dividends) to its shareholders amounted to 71.9%. Officer salary increases averaged 19.0% in 1997.

     In considering the 1997 salary increase for Mr. Flakoll, the Chief Executive Officer (CEO), the Committee considered the various factors set forth above as well as the significantly improved profitability of the Company, its enhanced prospects for future profitable growth and his continued outstanding leadership.

     Cash Bonuses. The current business criteria, mentioned above, include sales, profits, profits as a percentage of sales, return on employed capital, cost reduction, quality, customer service and individual performance. The future business criteria include new product/program development, new market development, management succession/development, acquisitions and similar items. The values assigned to each may vary depending upon the business plans and strategic objectives of each Segment and were negotiated at the beginning of 1997. Achievement of most of the criteria is measured by objective historical information and numerical data, while some involve subjective judgments. The Committee retains the prerogative to modify on a uniform basis the results obtained in light of the Company's overall results and business conditions existing at the time of its decision. As calculated under the executive compensation program, 1997 cash bonuses to executive officers totaled $562,500, or 53.8% of 1997 aggregate executive salaries. The Committee noted the Company's outstanding performance in 1997 with net earnings increasing 100%, net earnings per diluted share increasing 99.2% and return on shareholders' equity increasing to 39.4% in 1997. For continuing operations only, net earnings increased 60.4%, net earnings per diluted share increased 59.3% and return on shareholders equity was 28.1%. The Committee also noted that 1997 total return (with reinvestment of cash dividends) to its shareholders amounted to 57.6%. In view of the foregoing factors, the Committee decided not to exercise its prerogative to modify the cash bonuses as otherwise calculated.

     Stock Awards: Through the Company's Restricted Plan II, the Committee has endeavored to motivate management through stock ownership. For example, the named executive officers are shareholders in the Company and are thus presumably motivated to act on behalf of all shareholders to optimize overall Company performance. As previously mentioned, the weighting of the performance criteria for stock awards is based mostly on long-term business development and plans. Awards under Restricted Plan II vest in five years. For purposes of the Summary Compensation Table, awards are valued at the current market price on the date of the grant.

     For the year 1997, the Committee based its awards on the levels of performance attained and elected to not exercise its prerogative to modify the number of shares awarded. The Committee believes it is in the best interest of the Company's shareholders to encourage, promote and reward sound long-term business plans and strategies.

     In evaluating Mr. Flakoll's bonus and stock award as CEO for 1997, the Committee took into account: the Company's overall financial performance in 1997; the extent of the Company's progress in assimilating prior acquisitions; the increasingly global nature of the Company's business and the relative performance of each of the Company's business Segments in a year of operating in a very competitive global economy; the completion of the acquisition of the Nortel magnetic components business; the progress made by Mr. Flakoll in achieving the goals which he established with the Committee in early 1997; and, the level of bonus and stock awards received by the executive officers and key executives of the Company. The Committee believes that Mr. Flakoll's overall compensation is fair and reasonable.

     No member of the Committee is an employee of the Company or any of its subsidiaries. Mr. Harrison was formerly the Secretary of the Company and performs certain investment management activities for the Company's pension plan on a monthly retainer as an independent contractor.

Compensation Committee: John E. Burrows (Chairman), Stanley E. Basara, and J. Barton Harrison.

                COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN

     The following graph and table show a ten-year comparison of total shareholder returns for the Company, the Russell 2000[registered trademark] Index and the Dow Jones Electrical Components & Equipment Industry Group Index.

----------------------------------------------------------------------------------------------------------------------------------
                         1987      1988      1989      1990      1991      1992      1993      1994     1995    1996       1997
==================================================================================================================================
Technitrol, Inc.        $100.00   $151.96   $211.96   $131.41   $158.67   $155.86   $189.12   $262.20  $449.43  $772.57  $1,217.81
----------------------------------------------------------------------------------------------------------------------------------
Russell 2000[registered
trademark] Index        $100.00   $124.89   $145.18   $116.86   $170.68   $202.10   $240.31   $235.93  $303.03  $353.01  $  431.95
----------------------------------------------------------------------------------------------------------------------------------
Dow Jones Electrical
 Components & Equipment
 Industry Group Index   $100.00   $98.73    $125.73   $115.11   $144.63   $144.88   $157.70   $164.20  $214.71  $261.48  $  321.00
----------------------------------------------------------------------------------------------------------------------------------

Assumes $100 invested on December 31, 1987, and reinvestment of dividends.


                                      12-13

Proposal No. 2 - Approval of the Technitrol, Inc. Board of Directors
                 Stock Plan

     The shareholders will be requested at the meeting to approve the Technitrol, Inc. Board of Directors Stock Plan (the "Director Stock Plan") pursuant to which non-employee Directors ("Outside Directors") will receive shares of the Company's common stock each year as partial compensation for their service on the Board of Directors. The purpose of the Director Stock Plan is to assist the Company in attracting and retaining highly qualified persons to serve on the Company's Board of Directors and to provide such Directors an incentive to contribute to the growth and development of the Company through equity ownership in the Company. The Director Stock Plan was adopted after many months of discussions and receipt of an independent study commissioned by the Board in an effort to determine the competitiveness of compensation compared to similarly sized industrial companies. The Board believes that shares issued under the Director Stock Plan together with the Board's own rule with respect to stock ownership (see below) fundamentally aligns the interest of each outside Director with that of the shareholders of the Company. The Director Stock Plan as adopted by the Board of Directors on February 17, 1998, is set forth as Exhibit A to this Proxy Statement. The description of the Director Stock Plan contained herein is qualified in its entirety by reference to the Director Stock Plan.

     Currently, each Outside Director is obligated to acquire, over time, shares in the Company with a market value of at least $100,000. (See "Directors and Executive Officers - Board Stock Ownership" in this Proxy Statement.) Shares issued under the Director Stock Plan will not count in the fulfillment of this obligation by the Outside Directors.

Description of the Director Stock Plan

     General. The Director Stock Plan will become effective on May 20, 1998, subject to its approval by the Company's shareholders at the 1998 Annual Meeting of the Shareholders. The Plan terminates on the date of the Company's Annual Meeting of Shareholders in 2008 (the "Termination Date") unless earlier terminated by the Board of Directors.

     Participation. All non-executive Directors of the Company are eligible to participate in the Director Stock Plan. No persons other than non-executive Directors may participate in the Plan. Under the terms of the Director Stock Plan, 30,000 shares of the Company's common stock are available for grant under the Plan. The Plan provides that the number of shares subject to the Plan will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's common stock.

     Administration. The Director Stock Plan is administered by the Board of Directors of the Company. Except as otherwise provided in the Plan, the Board shall have sole discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan. The number of shares to be granted to the non-employee Directors, however, are based upon a formula which is described below.

     Grants. At the Board of Directors meeting immediately following the Annual Meeting of Shareholders in 1998, 1999, 2000 and each year thereafter, the Board of Directors shall issue to each non-employee Director shares of the Company's common stock worth $15,000, $20,000 and $25,000, respectively, using the "fair market value" of the Company's common stock on the business day immediately preceding the date of grant. "Fair market value" means the per share closing price of the common stock as reported by the principal national exchange upon which such common stock is traded (or if not traded on a national exchange then the mean average between the bona fide closing bid and ask prices). The aggregate value of the Company's common stock to be issued to all non-executive Directors (seven per-sons at March 27, 1998) will be $105,000 in 1998, $140,000 in 1999 and
$175,000 in each year thereafter. Grants are fully taxable when received.

     Amendments; Termination. The Board of Directors has the right to terminate the Director Stock Plan at any time. The Board also has the right to amend or modify the Director Stock Plan at any time or from time to time, subject to applicable laws, regulations and exchange requirements; provided, however, the Board may not, without further shareholder approval (i) increase the total number of shares of common stock subject to the Plan (except for adjustments described above); (ii) make any amendment or modification unless the Board determines such amendment or modification would not materially increase the cost of the Plan to the Company and (iii) continue the Plan in effect beyond the Termination Date, without the approval of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2, APPROVAL OF THE BOARD OF DIRECTORS STOCK PLAN.

Proposal No. 3 - Selection of Auditors

     Shareholders will be asked to approve the selection of KPMG Peat Marwick LLP as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has advised that it does not have any direct financial interest or any material indirect financial interest in the Company or its subsidiaries, and during the past three years has not had any connection in the interest of the Company or its subsidiaries in any capacity other than as auditors and providing tax and consulting advice and preparation of tax returns for the Company. A representative of the firm will be present at the meeting to answer questions by shareholders concerning the accounts of the Company and, if such representative so desires, he will have the opportunity to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3, APPROVAL OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                           SHAREHOLDERS' PROPOSALS

     In order to be considered for inclusion in the proxy materials for the 1999 Annual Meeting, shareholders' proposals must be received by the Company by December 18, 1998. Any change in this date will be communicated to shareholders in a timely fashion.

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than 10 percent of a registered class of the Company's equity shares ("ten-percent holders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16
(a) forms that they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representation that no Forms 5 were required, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16
(a) filing requirements applicable to its officers, directors, and ten-percent holders were satisfied.

OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any additional matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                            By Order of the Board of Directors



                                                                 Drew A. Moyer
March 27, 1998                                                       Secretary

                                                                     Exhibit A

                              TECHNITROL, INC.

                        BOARD OF DIRECTORS STOCK PLAN

     1.   DEFINITIONS
          As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          1.1  "Board" - means the Board of Directors of the Company.

          1.2 "Business Day" - means a day on which the New York Stock Exchange is open for the conduct of normal business.

          1.3  "Company" -  means Technitrol, Inc.

          1.4 "Fair Market Value" - means the per share closing price of the Stock as reported by the principal national exchange upon which such Stock is traded (or if not traded on a national exchange then the mean average between the bona fide closing bid and ask prices).

          1.5 "Outside Director" - means any person who is a member of the Board and is not employed by the Company or any subsidiary of the Company.

          1.6 "Plan" - means the Company's Board of Directors Stock Plan, the terms of which are set forth herein.

          1.7  "Stock" - means the common stock of the Company.

     2.   ESTABLISHMENT AND PURPOSE OF PLAN

          2.1 Establishment and Purpose of Plan. The Company hereby establishes the Plan for the purpose of assisting the Company in attracting and retaining highly qualified persons to serve as Directors on the Board and to provide such Directors an incentive to contribute to the growth and development of the Company through equity ownership in the Company.

          2.2 Effective Date of Plan. The Plan will be effective on May 20, 1998, subject to shareholder approval at the 1998 Annual Meeting of Shareholders.

          2.3 Expiration of the Plan. The Plan shall terminate at the close of business on the date of the Company Annual Meeting of the Shareholders in 2008 (the "Termination Date"), or such earlier date as the Board may determine pursuant to Section 7 of the Plan, and no shares of Stock shall be granted after that date.

     3.   STOCK SUBJECT TO PLAN

          3.1 Limitations. Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be granted under the Plan shall not exceed 30,000 shares.

          3.2 Adjustments; Anti-Dilution. If the outstanding shares of Stock of the Company are hereafter changed or converted into or exchanged or exchangeable for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted as provided in Section 3.1.

     4.   ADMINISTRATION OF THE PLAN

          4.1 Administration by the Board. Subject to the provisions of the Plan, the Plan shall be administered by the Board.

          4.2 Powers and Duties. Except as otherwise provided in the Plan, the Board shall have sole discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

          4.3 Liability of the Board. No member of the Board shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board.

     5.   SHARES OF STOCK GRANTED UNDER THE PLAN

          5.1 Eligibility. Outside Directors are eligible to participate in the Plan.

          5.2  Grants.

               (a) At the organizational meeting of the Board immediately following the 1998 Annual Meeting of Shareholders, the Board shall grant to each person who is an Outside Director at the time of such Board meeting such number of shares of Stock which equals $15,000 using the Fair Market Value of the Stock on the Business Day immediately preceding the date of grant.

               (b) At the organizational meeting of the Board immediately following the 1999 Annual Meeting of Shareholders, the Board shall grant to each Outside Director at the time of such Board meeting such number of shares of Stock which equals $20,000 using the Fair Market Value of the Stock on the Business Day immediately preceding the date of grant.

               (c) At the organizational meeting of the Board immediately following the 2000 Annual Meeting of Shareholders and each Annual Meeting of Shareholders thereafter, the Board shall grant to each Outside Director at the time of such Board meeting such number of shares of Stock which equals $25,000 using the Fair Market Value of the Stock on the Business Day immediately preceding the date of grant.

          5.3 Shares Awarded. The shares of Stock awarded hereunder shall be issued to the Outside Directors in their own names, with all attendant rights of a shareholder of the Company.

          5.4 Right as a Director. Neither the Plan, nor the granting of any shares of Stock hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company will retain any director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

     6.   DELIVERY OF STOCK CERTIFICATES

          6.1 The Company shall not be required to issue or deliver any certificate for shares of Stock granted hereunder prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of shares of Stock hereunder:

               (a) Listing of Shares. The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the National Association of Securities Dealers Automated Quotation System.

               (b) Registration and/or Qualification. (i) Receipt by the Secretary of the Company from the Outside Director or his/her heirs and assigns of such documents as the Company shall deem necessary to determine whether registration of the shares of Stock is required under the Securities Act of 1933, as amended (the "Act"), or to comply with such Act or any other law and (ii) the completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Board shall deem necessary or advisable. The Company shall in no event be obligated to register the shares of Stock granted to any Outside Director pursuant to this Plan under the Act or any state securities laws.

               (c) Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Board shall determine to be necessary or advisable.

               (d) Reasonable Lapse of Time. The lapse of such reasonable period of time following the grant of shares of Stock hereunder as the Board may establish from time to time for reasons of administrative convenience.

     7.   TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

          7.1 The Board has the right to terminate the Plan at any time. The Board also has the right to amend or modify the Plan at any time or from time to time, subject to applicable laws, regulations and exchange requirements; provided, however, the Board may not, without further shareholder approval:

               (a) except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan;

               (b) make any amendments or modifications unless the Board determines any such amendment or modification would not materially increase the cost of the Plan to the Company; or

               (c)  continue the Plan in effect beyond the Termination Date.

     8.   MISCELLANEOUS

          8.1  Plan Binding on the Successors.   The Plan shall be binding
upon the successors and assigns of the Company.

          8.2 Withholding Taxes. Whenever Federal, state and local tax is due on the grant of shares of Stock under this Plan, the Company may require the Outside Director to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares.

          8.3 Stock Ownership Requirement. The value of shares of Stock awarded under this Plan shall not be counted in determining whether an Outside Director has met his or her Stock ownership requirements as determined by the Board from time to time.

==============================================================================

                               REVOCABLE PROXY
                               TECHNITROL, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE



                          1998 ANNUAL MEETING PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas J. Flakoll and Drew A. Moyer as Proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held on May 20, 1998 or any adjournment thereof.



Please be sure to sign and date this Proxy in the box below.         Date

                                                             -----------------

------------------------------------------------------------------------------
Shareholder sign above                           Co-holder (if any) sign above



                                       For        With-      For All
                                                  hold       Except
1. ELECTION OF DIRECTORS              [  ]        [  ]        [  ]

   Stanley E. Basara
   Roy E. Hock
   Edward M. Mazze

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

------------------------------------------------------------------------------



                                       For       Against     Abstain
2. PROPOSAL TO APPROVE THE            [  ]        [  ]        [  ]
   BOARD OF DIRECTORS STOCK
   PLAN


                                       For       Against     Abstain
3. PROPOSAL TO APPROVE THE            [  ]        [  ]        [  ]
   APPOINTMENT OF KPMG PEAT
   MARWICK LLP as the Company's
   independent auditors for the year
   commencing January 1, 1998.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS.

   Please sign this Proxy exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in Partnership name by authorized person.

==============================================================================